                                                                      EX-99.h.4.
                          Administrative Services Plan
                                 Aberdeen Funds
                              Effective [________]

     Section 1. This  Administrative  Services Plan (the "Plan") constitutes the administrative services plan for the classes of the funds as listed on Exhibit A
(collectively,  the "Funds"), each a series of Aberdeen Funds (the "Trust"), and is adopted upon review and approval by the Board of Trustees of the Trust.

     Section 2. Upon the  recommendation  of the administrator of the Funds, any officer of the Trust is  authorized  to execute and deliver,  in the name and on behalf of the Fund,  written  agreements  in  substantially  any other form duly approved  by the Board of Trustees of the Trust  ("Servicing  Agreements")  with financial  institutions  which  are  shareholders  of  record  or  which  have a servicing relationship ("Service Organizations") with the beneficial owners of a class of a Fund's  shares of  beneficial  interest  ("Shares").  Such  Servicing
Agreements  shall require the Service  Organizations  to provide  administrative support services as set forth therein including, but not limited to establishing
and  maintaining  shareholder  accounts,   processing  purchase  and  redemption
transactions,  arranging for bank wires, performing shareholder  sub-accounting, answering inquiries  regarding the Funds,  providing periodic statements showing the account balance for beneficial  owners or for plan  participants or contract holders of insurance company separate  accounts,  transmitting proxy statements, period reports,  updated  prospectuses and other  communications to shareholders and,  with  respect to  meetings of  shareholders,  collecting,  tabulating  and forwarding to the Trust executed  proxies and obtaining  such other  information and  performing  such  other  services  as may  reasonably  be  required  and as described in a Fund's applicable Prospectus to their customers who own of record or beneficially  Shares. In consideration for providing such services, a Service
Organization  will receive a fee,  computed daily and paid monthly in the manner set forth in the  Servicing  Agreements,  and up to the  annual  rate  listed on
Exhibit A for each  class of shares  owned of  record  or  beneficially  by such customers. Any bank, trust company, thrift institution, broker-dealer, insurance company  or  other  financial  institution  is  eligible  to  become  a  Service
Organization  and to receive fees under this Plan.  All  expenses  incurred by a
Fund with respect to its Shares in connection with the Servicing  Agreements and the implementation of this Plan shall be borne entirely by the holders of Shares of that Fund.

     Section  3. So long as this  Plan is in  effect,  the  administrator  shall provide to a Fund's Board of Trustees,  and the Trustees shall review,  at least quarterly,  a written report of the amounts  expended  pursuant to this Plan and the purposes for which such expenditures were made.

     Section 4. The Plan shall not take effect  with  respect to the Shares of a
Fund  until  it has been  approved,  together  with  the  form of the  Servicing
Agreements,  by a vote of a majority  of the  Trustees  who are not  "interested persons" of that Fund (as defined in the Investment Company Act of 1940) and who have no direct or indirect  financial  interest in the operation of this Plan or in any agreements related to this Plan (the "Disinterested  Trustees"),  cast in person  at a  meeting  called  for the  purpose  of  voting  on the Plan or such
Servicing Agreement,  provided,  however, that the Plan is not implemented prior to the effective date of the post-effective  amendment to a Fund's  registration statement describing the Plan and its implementation with respect to that Fund.

     Section  5.  Unless  sooner  terminated,  this Plan  shall  continue  until
[_________],  and thereafter, shall continue automatically for successive annual periods provided such continuance is approved at least annually by a majority of the Board of Trustees, including a majority of the Disinterested Trustees.

     Section 6. This Plan may be  amended at any time with  respect to a Fund by the Board of Trustees,  provided  that any material  amendments  of the terms of this Plan shall become effective only upon the approvals set forth in Section 4.

     Section 7. This Plan is  terminable at any time with respect to the Fund by vote of a majority of the Disinterested Trustees.

     Section 8. While this Plan is in effect,  the selection  and  nomination of those  Disinterested  Trustees  shall  be  committed  to the  discretion  of the
Disinterested Trustees of the Trust.

     Section 9. This Plan has been adopted as of [___________].

     Section 10. The  obligation  of the Trust and the Funds  hereunder  are not personally  binding upon nor shall resort be had to the private  property of any of the trustees,  shareholders,  officers,  employees or agents of the Trust but only the  Trust's  property  allocable  to the  particular  share class shall be bound.  The Trust is a statutory trust  organized  under the Delaware  Statutory
Trust Act (12 Del. C.ss.  3801 et seq) and under an Agreement and Declaration of
Trust  and any and all  amendments  thereto.  Pursuant  to  Section  3804 of the
Delaware  Statutory  Trust Act,  the  debts,  liabilities,  obligations,  costs, charges,  reserves and expenses  incurred,  contracted for or otherwise existing with respect to a particular  series,  whether such series is now authorized and existing  pursuant  to the  governing  instrument  of the Trust or is  hereafter authorized  and  existing  pursuant  to  said  governing  instrument,  shall  be enforceable against the assets associated with such series only, and not against the assets of the Trust  generally or any other series  thereof,  and, except as otherwise provided in the governing  instrument of the Trust, none of the debts, liabilities,  obligations,  costs,  charges,  reserves  and  expenses  incurred, contracted for or otherwise  existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

     Section  11. The Trust shall  preserve  copies of this Plan and any related agreements  and all reports made  pursuant to Section 3 hereof,  for a period of not less than 6 years from the date of this Plan, any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

                                 ABERDEEN FUNDS
                          ADMINISTRATIVE SERVICES PLAN
                                    Exhibit A

                             Effective [__________]*

Aberdeen Select Equity Fund                          A, R, Institutional Service
Aberdeen Select Mid Cap Growth Fund                  A, D, R, Institutional Service
Aberdeen Select Small Cap Fund                       A, R, Institutional Service
Aberdeen Select Growth Fund                          A, R, Institutional Service
Aberdeen Select Worldwide Fund                       A, R, Institutional Service
Aberdeen China Opportunities Fund                    A, R, Institutional Service
Aberdeen Developing Markets Fund                     A, R, Institutional Service
Aberdeen International Equity Fund                   A, R, Institutional Service
Aberdeen Hedged Core Equity Fund                     A, R, Institutional Service
Aberdeen Market Neutral Fund                         A, R, Institutional Service
Aberdeen Equity Long-Short Fund                      A, R, Institutional Service
Aberdeen Global Financial Services Fund              A, R, Institutional Service
Aberdeen Health Sciences Fund                        A, R, Institutional Service
Aberdeen Natural Resources Fund                      A, R, Institutional Service
Aberdeen Technology and Communications Fund          A, R, Institutional Service
Aberdeen Global Utilities Fund                       A, R, Institutional Service
Aberdeen Optimal Allocations Fund: Growth            A, R, Institutional Service
Aberdeen Optimal Allocations Fund: Moderate Growth   A, R, Institutional Service
Aberdeen Optimal Allocations Fund: Moderate          A, R, Institutional Service
Aberdeen Optimal Allocations Fund: Defensive         A, R, Institutional Service
Aberdeen Optimal Allocations Fund: Specialty         A, R, Institutional Service
Aberdeen Small Cap Fund                              A, R, Institutional Service
Aberdeen Small Cap Opportunities Fund                A, R, Institutional Service
Aberdeen Small Cap Growth Fund                       A, R, Institutional Service
Aberdeen Small Cap Value Fund                        A, R, Institutional Service
Aberdeen Tax-Free Income Fund                        A, D

*    As  most  recently  approved  at  the   [_______________]   Board  Meeting.

The Funds shall pay amounts not  exceeding on an annual  basis a maximum  amount of:

     (a)  25 basis points (0.25%) of the average daily net assets of the Class A
          Shares of the Funds;

     (b)  25 basis points (0.25%) of the average daily net assets of the Class D
          Shares of the Funds;

     (c)  25 basis points (0.25%) of the average daily net assets of the Class R
          Shares of the Funds; and

     (d)  25 basis  points  (0.25%)  of the  average  daily  net  assets  of the
          Institutional Service Class Shares of the Funds.